Exhibit 10.7

OWLHEAD MINERALS CORP.

BUSINESS ADVISORY CONSULTING AGREEMENT

This Business Advisory Agreement (this “Agreement”) is made and entered into as of the 1st day of November 2012,

between

Alex McPherson

with his address at #45 - 53rd Street

Delta, British Columbia, Canada

(herein after referred to as the “Consultant”).

and

Owlhead Minerals Corp., a Nevada corporation

with its address at 250 H Street #123

Blaine, WA 98230,

(herein after referred to as the “Company”)

WHEREAS, the Consultant has extensive training and experience in all aspects of business development, management, guidance and marketing; and

WHEREAS, the Company wishes to engage the services of the Consultant as an advisor and resource person.

NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1. CONSULTING SERVICES

The Company hereby retains the Consultant to act as the Business Advisory Consultant of the Company and the Consultant hereby accepts and agrees to such retention. The Consultant, in his capacity as the Business Advisory Consultant shall act as an advisor to management respecting the programs and activities of the Company including but not limited to advising on the strategies, implementation and monitoring of the Company’s business plan. In addition, the Consultant shall have and perform such other duties as are customarily performed by one holding such position in other businesses or enterprises that are the same as or similar to that engaged in by the Company, and shall have and perform such unrelated duties and services as may be assigned to him from time to time by the Board of Directors of the Company. The Consultant agrees to abide by the Company policies and procedures established from time to time by the Company. The Consultant shall accept from the Company, as full compensation for his services, including, without limitation, any services rendered by him or of any parent, subsidiary or affiliate of the Company, compensation in the form of shares of the Company’s common stock, $0.001 par value per share (hereinafter referred to as the “Common Stock”) as provided in subsection a of Section 4 (a) below.

2. TERM OF AGREEMENT

The term of this Agreement shall be a period of two years, commencing November 1, 2012, and terminating October 31, 2014, subject, however, to prior termination as hereinafter provided. Either Party may, at its own discretion, elect to terminate this Agreement by giving notice in writing 30 days in advance of the termination. Either party hereto shall have the right to terminate this Agreement without notice in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the other party. Consultant shall have the right to terminate this Agreement if Company fails to comply with any of the material terms of this Agreement, including without limitation its responsibilities as set forth in this Agreement, and such failure continues un-remedied for a period of thirty (30) days after written notice to the Company by Consultant.

1

3. TIME DEVOTED BY CONSULTANT

It is anticipated that the Consultant shall spend as much time as deemed necessary in order to perform the obligations of Consultant hereunder.

4. COMPENSATION TO CONSULTANT

(a) The Company shall issue the Consultant 200,000 Common Shares of the Company, which shares shall be issued immediately upon the signing of this agreement.

(b) The shares of Common Stock to be issued shall be “restricted securities” as defined in Rule 144 of the General Rules and Regulations under the Securities Act of 1933, as amended (hereinafter referred to as the “Act”), and may not be sold unless registered pursuant to the Act or in accordance with the terms of Rule 144.

(c) In addition to the restrictions imposed pursuant to Rule 144, the Consultant agrees to restrict his sale of shares of common stock of the Company as specified in the Lockup Agreement attached hereto as Schedule A.

5. INDEPENDENT CONTRACTOR

Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of Company.

6. CONFIDENTIAL INFORMATION

The Consultant and the Company acknowledge that each will have access to proprietary information regarding the business operations of the other and agree to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the non-disclosing parties prior written consent. It is hereby agreed that from time to time Consultant and the Company may designate certain disclosed information as confidential for purposes of this Agreement. Consultant hereby designates its broker network and/or any retail brokerage operations identified by Consultant to Company as Consultant’s confidential information. The Company hereby designates it shareholder list as the Company’s confidential information.

7. INDEMNIFICATION

The Company hereby agrees to indemnify and hold the Consultant harmless from any and all liabilities incurred by Consultant under the Securities Act of 1933, as amended (the “Act”), the various state securities acts, or otherwise, insofar as such liabilities arise out of or are based upon (i) any material misstatement or omission contained in any offering documents provided by the Company, or (ii) any intentional actions by the Company, direct or indirect, in connection with any offering by the Company, in violation of any applicable federal or state securities laws or regulations. Furthermore, the Company agrees to reimburse Consultant for any legal or other expenses incurred by Consultant in connection with investigating or defending any action, proceeding, investigation, or claim in connection herewith. The indemnity obligations of the Company under this paragraph shall extend to the shareholders, directors, officers, employees, agents, and control persons of Consultant.

2

The Consultant hereby agrees to indemnify and hold the Company harmless from any and all liabilities incurred by the Company under the Act, the various state securities acts, or otherwise, insofar as such liabilities arise out of or are based upon (i) any actions by Consultant, its officers, employees, agents, or control persons, direct or indirect, in connection with any offering by the Company, in violation of any applicable federal or state securities laws or regulations, or (ii) any breach of this Agreement by Consultant.

The indemnity obligations of the parties under this paragraph 7 shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Company, the Consultant, and any other such persons or entities mentioned herein above.

8. COVENANTS OF CONSULTANT

The Consultant covenants and agrees with the Company that in performing the Consulting Services, the Consultant will not publish, circulate or otherwise use any solicitation materials business plan, financial statements, investor mailings or updates other than materials provided by or otherwise approved by the Company.

(a) ATTORNEYS’ FEES. If either party files any action or brings any proceeding against the other arising out of this Agreement, then the prevailing party shall be entitled to reasonable attorneys’ fees.

(b) WAIVER. No waiver by a party of any provision of this Agreement shall be considered a waiver of any other provision or any subsequent breach of the same or any other provision. The exercise by a party of any remedy provided in this Agreement or at law shall not prevent the exercise by that party of any other remedy provided in this Agreement or at law.

(c) ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and no assignment shall be allowed without first obtaining the written consent of the non-assigning party.

(d) SEVERABILITY. In any condition or covenant herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable form the remainder of this Agreement and shall in no way effect the other covenants and conditions contained herein.

(e) AMENDMENT. This Agreement may be amended only by a written agreement executed by all parties hereto.

(f) HEADINGS. Titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or any provision hereof. No provision in this Agreement is to be interpreted for or against either party because that party or his legal representative drafted such provision.

(g) NOTICE. All written notices, demands, or requests of any kind, which either party may be required or any desire to serve on the other in connection with this Agreement, must be served by registered or certified mail, with postage prepaid and return receipt requested. In lieu of mailing, either party may cause delivery of such notice, demands and requests to be made by personal service facsimile transmission, provided that acknowledgment of receipt is made. Notice shall be deemed given upon personal delivery or receipt of facsimile transmission, or two (2) days after mailing. All such notices, demands, and requests shall be delivered as follows:

If to the Company:

Owlhead Minerals Corp.

250 H Street #123

Blaine, WA 98230

Fax: 866-417-3469

If to Consultant:

Alex McPherson

#45—53rd Street

Delta British Columbia, Canada

Email: aamcpherson@hotmail.co

3

(h) ENTIRE AGREEMENT. This Agreement contains all of the representations, warranties, and the entire understanding and agreement between the parties. Correspondence, memoranda, or agreements, whether written or oral, originating before the date of this Agreement are replaced in total by this Agreement unless otherwise especially stated.

(i) COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

(j) GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. In any legal action involving this Agreement or the parties’ relationship, the parties agree that the exclusive venue for any lawsuit shall be in the state or federal court located within the State of Nevada. The parties agree to submit to the personal jurisdiction of the state and federal courts located within State of Nevada.

IN WITNESS WHEREOF, the parties hereto have placed their signatures hereon on the day and year first above written.

COMPANY

/s/ Geoff Armstrong
Geoff Armstrong, President and Director
Owlhead Minerals Corp.

CONSULTANT

/s/ A. McPherson
Alex McPherson

4